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                                                                   Exhibit 10(h)

                           EXECUTIVE RETENTION PLAN
                           ------------------------
                   (as amended and restated March 20, 2001)

          McDonald's Corporation, a Delaware corporation (the "Company"), hereby establishes the Executive Retention Plan (the "Plan") effective as of October 1, 1998 (the "Effective Date"). The Plan was amended and restated effective March 20, 2001.

                                   Article 1

                                    Purpose

          It is in the best interests of the Company and its shareholders to assure that the Company has the continued dedication of its key executives in a highly competitive global marketplace. This Plan is established to promote the retention of these key executives and provide the Company with a smooth succession process. This Plan is also intended to provide these key executives with incentives that are designed to focus their energy on contributing to the ultimate success of the Company.

                                   Article 2

                              Plan Administration

          2.01 The Committee. The Compensation Committee of the Board of
               -------------
Directors of the Company, as constituted from time to time (the "Committee"), shall have overall responsibility for the establishment, amendment, administration and operation of the Plan. The Committee may elect to delegate certain of such responsibilities to one or more of its members and, in such case, all references in this Plan to the "Committee" shall include a reference to one or more of the Committee members to whom any such responsibilities have been delegated. This Plan shall be administered in a uniform and nondiscriminatory manner by the Committee, which shall have the responsibilities and duties and powers under this Plan which are not specifically delegated to anyone else, including the following powers:

          (i) subject to any limitations under this Plan or applicable law, to make and enforce such rules and regulations of this Plan and prescribe the use of such forms as it shall deem necessary for the efficient administration of this Plan;

          (ii) to require any person to furnish such information as it may reasonably request as a condition to receiving any benefit under this Plan;

          (iii) to decide on questions concerning this Plan and the eligibility of the persons identified as "Tier I Executives" and "Tier II Executives" (collectively, the "Executives") on Appendix A to participate in this Plan, in accordance with the provisions of this Plan;

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          (iv) to compute or cause to be computed the amount of benefits which shall be payable to any person in accordance with the provisions of this Plan; and

          (v) to appoint and remove, as it deems advisable, the Plan Administrator.

          2.02 The Plan Administrator. The Committee may appoint a Plan
               ----------------------
Administrator who may (but need not) be a member of the Committee, and in the absence of such appointment, the Committee shall be the Plan Administrator. The Plan Administrator shall perform the administrative responsibilities delegated to the Plan Administrator from time to time by the Committee.

          2.03 Discretionary Power of the Committee. The Committee from time to
               ------------------------------------
time may establish rules for the administration of this Plan. The Committee shall have the sole discretion to make decisions and take any action with respect to questions arising in connection with this Plan, including the construction and interpretation of this Plan and the determination of eligibility for and the amount of benefits under this Plan. The decisions or actions of the Committee as to any questions arising in connection with this Plan, including the construction and interpretation of this Plan, shall be final and binding upon all Executives and their respective beneficiaries.

          2.04 Action of the Committee. The Committee may act at a meeting,
               -----------------------
including a telephonic meeting, by the consent of a majority of the members of the Committee at the time in office, or without a meeting, by the unanimous written consent of the individual members of the Committee. An executed document signed by an individual member of the Committee and transmitted by facsimile shall be valid as the original signed document for all purposes. Any person dealing with the Committee shall be entitled to rely upon a certificate of any member of the Committee, or the Secretary or any Assistant Secretary of the Company, as to any act or determination of the Committee.

          2.05 Advisors and Agents of the Committee. The Committee may, subject
               ------------------------------------
to periodic review, (a) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf and (b) utilize the services of associates and engage accountants, agents, legal counsel, record keepers, professional consultants (any of whom may also be serving the Company) or authorized Company personnel to assist in the administration of this Plan or to render advice with regard to any responsibility or issue arising under this Plan.

          2.06 Records and Reports of the Committee. The Committee shall
               ------------------------------------
maintain records and accounts relating to the administration of this Plan. An Executive shall be entitled to review any records relating to his or her individual participation in the Plan and to make copies of such records upon written request to the Committee.

          2.07 Liability of the Committee; Indemnification. The members of the
               -------------------------------------------
Committee and the Plan Administrator shall have no liability with respect to any action or

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omission made by them in good faith nor from any action or omission made in reliance upon (a) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (b) any resolutions of the Board (or the Committee) certified by the Secretary or Assistant Secretary of the Company. Each member of the Committee and the Plan Administrator shall be indemnified, defended and held harmless by the Company and its respective successors against all claims, liabilities, fines and penalties and all expenses (including reasonable attorneys' fees and disbursements and other professional costs incurred in enforcing this provision) reasonably incurred by or imposed upon such individual which arise as a result of his or her actions or failure to act in connection with the operation and administration of this Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an affiliate thereof. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise, which consent shall not be unreasonably withheld.

          2.08 Plan Expenses. Expenses relating to this Plan prior to its
               -------------
termination shall be paid from the general assets of the Company. To the extent required by applicable law, the Company may require any member of the Committee to furnish a fidelity bond satisfactory to the Company.

          2.09 Service in More than One Capacity. Any person or group of persons
               ---------------------------------
may serve this Plan in more than one capacity.

          2.10 Named Fiduciary. The named fiduciary of this Plan shall be the
               ---------------
Committee.

          2.11 Delegation of Responsibility. The Committee shall have the
               ----------------------------
authority to delegate from time to time, in writing, all or any part of its responsibilities under this Plan to a member of the Committee. The Committee may also delegate administrative functions to the Plan Administrator pursuant to
Section 2.02. The Committee may in the same manner revise or revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Committee concerning the discharge of the delegated responsibilities.

          2.12 Allocations of Responsibility. The Committee shall have the
               -----------------------------
authority to allocate from time to time, in writing, all or any part of its responsibilities under this Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating authority. The Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the Committee concerning the discharge of the allocated responsibilities.

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          2.13 Filing a Claim. Each individual eligible for benefits under this
               --------------
Plan ("Claimant") may submit a claim for benefits ("Claim") to the Plan Administrator in writing on a form provided or approved by the Plan Administrator or, if no such form has been so provided or approved, on any form that specifies, in reasonable detail, facts and circumstances and the applicable Plan provisions which the Claimant believes entitle him or her to compensation or benefits under this Plan. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim, prior to his filing a Claim and exhausting his or her rights to review under this Article 2.

          When a Claim has been filed properly, it shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within 45 days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim. If such an extension is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 45-day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 90 days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain
(a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (d) the Claimant's right to seek review of the denial.

          2.14 Review of Claim Denial. If a Claim is denied, in whole or in
               ----------------------
part, the Claimant shall have the right to (a) request a review of the denial by the Committee or its delegate, (b) review pertinent documents (c) submit issues and comments in writing to the Committee and (d) appear before the Committee in person to present such issues and comments; provided that the Claimant files a written request for review with the Committee within 60 days after the Claimant's receipt of written notice of the denial. Within 60 days after the Committee receives a request for review, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for such review, in which case the Claimant shall be given a written notice within such initial 60-day period specifying the reasons for the extension and when such review shall be completed; provided that such review shall be completed within 120 days after the filing of the request for review. The Committee's decision on review shall be sent to the Claimant in writing and shall include (a) specific reasons for the decision and (b) references to Plan provisions upon which the decision is based. A decision on review shall be binding on all persons for all purposes.

          If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to obtain such a review or to bring an action in any court, and the denial of the Claim shall become final and binding on all persons for all purposes except upon a showing of good cause for such failure.

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                                   Article 3

                               Retention Period

          As a condition of receiving the Transition Benefits (as defined in Section 4.02) and the Continued Employment Benefits (as defined in Section 5.02), an Executive must provide services to the Company as an Executive Officer (as defined below) throughout the Retention Period. During the Retention Period,
(i) an Executive's employment shall be on an at-will basis and (ii) the Executive shall be entitled to participate in the Company's benefits and compensation plans, practices, policies and programs as in effect from time to time.

          For purposes of this Plan:

               (a) an Executive's "Retention Period" shall mean the period commencing on the Executive's Start Date (as specified on Appendix A) and ending five years thereafter (in the case of Jack Greenberg) or three years thereafter (in the case of all other Executives); and

               (b) "Executive Officer" means an executive officer (as defined by Rule 3b-7 (or any successor rule) under the Securities Exchange Act of 1934 as in effect from time to time) of the Company.

                                   Article 4

                               Transition Period

          4.01 Election to Become a Transition Officer. Upon an Executive's
               ---------------------------------------
completion of his or her Retention Period, such Executive may elect by written notice (accompanied by a fully executed Release (as described in Section 8.01(i)) and Noncompetition Agreement (as defined in Section 9.01) (such notice, Release and Noncompetition Agreement collectively referred to herein as the "Transition Documents") to the Committee to become an officer of the Company who is not an Executive Officer (such non-Executive Officer, a "Transition Officer), provided that, in the case of a Tier II Executive (i) a successor has been selected by the Company and has been approved by the Chief Executive Officer of the Company (the "CEO") in such CEO's sole discretion, or (ii) such Tier II Executive has attained age 62. Such election shall become effective upon the Change-in-Status Date (as defined below) and the Executive shall thereafter serve as a Transition Officer during a number of months (the "Transition Period") equal to the lesser of (i) the number of the Executive's Years of Service (as defined below), or (ii) 18 months. During the Transition Period, an Executive's employment shall be on an at-will basis and subject to the termination provisions set forth in Articles 6 and 7.

          For purposes of this Plan:

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               (a)  an Executive's "Change-in-Status Date" shall mean the date specified in the Executive's Transition Documents, provided that the Committee may accelerate such date in its sole discretion; and

               (b) an Executive's "Years of Service" shall equal the number of consecutive complete 12-month intervals during the period beginning on the earlier of the Executive's historical service date or company service date and ending on the Change-in-Status Date rounded down to the nearest complete 12-month interval (e.g., a period of 10 years, 8 months and 3 days shall equal 10 "years of service").

          4.02 Transition Benefits. (a) Base Salary. During the Transition
               -------------------
Period, the Company shall pay an Executive a base salary at the annualized rate in effect on the day immediately preceding the Change-in-Status Date but in no event lower than the highest base salary in effect at any time between the Effective Date and the Change-in-Status Date, provided that the base salary payable under this Section shall be reduced to reflect any across-the-board reductions implemented by the Committee prior to the Change-in-Status Date which reductions affect Company officers generally (the "Annual Base Salary"). The Annual Base Salary shall also be reduced to the extent that the Executive elects to defer or reduce such salary under the terms of any deferred compensation plan or other employee benefit plan or arrangement maintained or established by the Company.

               (b) Annual Bonus. In respect of each calendar year which ends during the Transition Period, the Company shall pay to the Executive an Annual Bonus (as defined below), which bonus shall be payable in a lump sum on April 1st of the year following the year in which it was earned (or such other date, as determined by the Committee in accordance with the Company's Target Incentive Program or any successor plan ("TIP")). In respect of any calendar year in which the Transition Period ends, the Company shall pay to the Executive (in lieu of an Annual Bonus) a Prorated Annual Bonus (as defined below), which Prorated Bonus shall be payable in a lump sum within 60 days after the end of the Transition Period.

          Notwithstanding the foregoing, the Annual Bonus shall be reduced to the extent that the Executive previously elected to defer or reduce such bonus under the terms of any deferred compensation plan or other employee benefit plan or arrangement maintained or established by the Company. The Executive shall not be entitled to defer any portion of the Prorated Bonus.

          For purposes of this Plan,

               (i) "Annual Bonus" shall mean an annual bonus pursuant to TIP which is equal to the product of the Annual Base Salary and the Full Target Percentage (as defined below);

               (ii) "Full Target Percentage" shall mean the target percentage which the Executive was eligible to receive under TIP on the day immediately

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

               preceding the Change-in-Status Date without any adjustment, but in no event lower than the Executive's highest target percentage in effect at any time between the Effective Date and the Change-in-Status Date, provided that the target percentage shall be reduced to reflect any across-the-board reductions implemented by the Committee prior to the Change-in-Status Date which reductions affect Company officers generally, and

               (iii) "Prorated Annual Bonus" shall mean a bonus in an amount equal to the Annual Bonus multiplied by a fraction, the numerator of which is the number of days which have elapsed during such calendar year through the last day of the Transition Period, and the denominator of which is 365.

               (c) Three-Year Incentive Plan Awards. During the Transition Period, any outstanding awards under the Company's Three-Year Incentive Plan or any successor plan ("LTIP") will continue to vest and become payable in accordance with the Company's policies as in effect from time to time. Such LTIP awards ("LTIP Awards") shall be computed by reference to 100% of the target percentage the Executive would have received pursuant to the terms of the original LTIP grant without any adjustment. During the Transition Period, the Executive shall not be eligible to participate in any new cycles under LTIP or other long-term incentive plan.

               (d) Continued Vesting and Exercisability of Stock Options. During the Transition Period, stock options will continue to vest, expire and otherwise be subject to the express terms of the related stock option plan and the applicable Golden M Certificate (or other applicable award agreement). During the Transition Period, an Executive shall retain the right to exercise any unexercised stock option to the extent vested on the date of exercise, provided, however, that an Executive shall not be entitled to receive any additional stock option grants and in no event shall the term of any stock option extend beyond its original term.

               (e) Benefit Programs and Policies. During the Transition Period, all benefit plans, policies, fringe benefits and practices in effect from time to time shall continue to apply to the Executive in accordance with the terms of the benefit plans sponsored by the Company and the Company's policies and procedures established for officers of the Company who are not Executive Officers, except that: (i) the Executive will not be eligible for any pay increase, (ii) the Executive will not be eligible to participate in TIP during any year if the Transition Period ends prior to the end of a calendar year,
(iii) no new stock option grants will be given to the Executive, and (iv) no new awards will be granted under LTIP. Amounts paid during the Transition Period shall be treated as "compensation" for purposes of determining any benefits provided under McDonald's Corporation Profit Sharing Program and the related non-qualified benefit plans known as McCAP I, McCAP II or McEQUAL, and McDonald's Corporation Deferred Income Plan and life insurance benefit plans sponsored by McDonald's Corporation (collectively, the "Benefit Plans") to the extent permitted by the terms of such Benefit Plans as in effect from time to time. Nothing in this Plan shall be construed to limit the ability of the Company to amend or terminate any of the plans, programs or arrangements under which benefits are provided to officers and employees of the Company, and any such terminations or amendments shall be effective as to the Executives.

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          4.03 Time Devoted to Duties During Transition Period. During the
               -----------------------------------------------
Transition Period, an Executive shall devote substantially all of his or her normal business time and efforts to the business of the Company, its subsidiaries and its affiliates, the amount of such time to be sufficient to permit him or her to diligently and faithfully serve and endeavor to further its interests to the best of his or her ability. Subject to the foregoing, an Executive may participate in various civic and philanthropic activities, may serve on boards of directors and committees of not-for-profit organizations of the Executive's choice, and, consistent with the policies of the Company, may serve as a non-employee director of one or more corporations (unless the Committee concludes that such service would be inappropriate or not in the best interests of the Company).

                                   Article 5

                          Continued Employment Period

          5.01 Employee Status. Following the Transition Period, the Executive
               ---------------
will become a staff employee of the Company for a five year "Continued Employment Period", provided that the Executive complies with the Noncompetition Agreement at all times during the term of the Continued Employment Period. As a condition to receiving the Continued Employment Benefits (defined in Section 5.02), the Executive shall have executed and delivered to the Committee the Release described in Section 8.01(ii). During the Continued Employment Period, an Executive's employment shall be on an at-will basis and subject to the termination provisions set forth in Articles 6 and 7.

          5.02 Continued Employment Benefits. (a) Base Salary. During the
               -----------------------------
Continued Employment Period, the Company shall pay the Executive a base salary for each year equal to twenty-five percent (25%) of his or her Annual Base Salary (fifty percent (50%) in the case of Jack M. Greenberg, and thirty-five percent (35%) in the case of James R. Cantalupo) (the "Continued Employment Period Salary"), provided, however, that the Continued Employment Period Salary shall be reduced to the extent that the Executive elects to defer or reduce such salary under the terms of any employee benefit plan or arrangement maintained or established by the Company.

               (b) Target Incentive Awards. During the Continued Employment Period, an Executive shall not be eligible to participate in TIP or any other annual incentive plan of the Company.

               (c) LTIP Awards. During the Continued Employment Period, any outstanding awards under LTIP will continue to vest and become payable in accordance with the Company's then current policies notwithstanding the Executive's staff employee status during this period. Such LTIP Awards shall be computed by reference to 100% of the target percentage the Executive would have received pursuant to the terms of the original LTIP grant without any adjustment. During the Continued Employment Period, the Executive shall not be eligible to participate in any new cycles under LTIP or other long-term incentive plan.

               (d) Continued Vesting and Exercisability of Stock Options. During the Continued Employment Period, stock options will continue to vest, expire and otherwise be governed by the express terms of the related stock option plan and the applicable Golden M Certificate (or other applicable award agreement). During the Continued Employment Period, an Executive shall retain the right to exercise any unexercised stock option to the extent vested on the date of exercise, provided, however, that an Executive shall not be entitled to receive any additional stock option grants and, in no event, shall the term of any stock option extend beyond its original term.

               (e) Benefit Programs and Policies. During the Continued Employment Period, all benefit plans, policies, fringe benefits and practices in effect from time to time shall continue to apply to the Executive in accordance with the terms of the benefit plans sponsored by McDonald's and McDonald's policies and procedures established for staff employees of the Company, except that: (i) the Executive will not be eligible for any pay increase, (ii) the Executive will not be eligible to participate in the TIP, (iii) no new stock option grants will be given to the Executive, and (iv) no new awards will be granted under LTIP. Amounts paid during the Continued Employment Period shall be treated as "compensation" for purposes of determining any benefits provided under the Benefit Plans to the extent permitted by the terms of such Benefit Plans as in effect from time to time. Nothing in this Plan shall be construed to limit the ability of the Company to amend or terminate any of the plans, programs or arrangements under which benefits are provided to officers or employees of the Company, and any such terminations or amendments shall be effective as to the Executives.

          5.03 Time Devoted to Duties During Continued Employment Period. During
               ---------------------------------------------------------
the Continued Employment Period, an Executive shall devote such time to the business of the Company as may be reasonably requested by the Company from time to time, which requests shall be commensurate with the compensation the Executive is receiving hereunder. Notwithstanding the foregoing, an Executive may participate in various civic and philanthropic activities, may serve on boards of directors and committees of not-for-profit organizations of the Executive's choice, may serve as a member of one or more corporate boards of directors and may engage in a full-time employment arrangement with another organization of the Executive's choice, provided that such activities do not violate the Executive's obligations set forth in Article 9. The Company shall have the right to request that the Executive provide services to the Company during the Continued Employment Period in a manner that reasonably accommodates such outside activities, services and arrangements.

          5.04 Mitigation. In the event that an Executive shall engage in any
               ----------
employment arrangement permitted by Section 5.03 (including self-employment) during the Continued Employment Period, no amount paid to or earned by such Executive therefrom shall reduce any payments or other benefits due such Executive pursuant to the Plan.

                                   Article 6

                           Termination of Employment

          6.01 Death or Disability. An Executive's employment shall terminate
               -------------------
automatically upon his or her death. In the event that (a) the Committee determines in good faith that the Executive is suffering from a "Disability" (together with its various cognates, as defined below) and (b) the appropriate decisionmaker under any applicable Company plan or program providing disability benefits to the Executive (a "Disability Plan") similarly determines that the Executive is eligible for such benefits by virtue of the Executive's disability (as defined for purposes of such plan or program), the Company may deliver to the Executive written notice (a "Disability Termination Notice") in accordance with Section 6.05 of this Plan of the Company's intention to terminate the Executive's employment. In such event, the Executive's employment shall terminate effective on the later of (y) the 30th day after receipt of such Disability Termination Notice by the Executive and (z) the first date on which the Executive becomes eligible for long-term disability benefits under the principal Disability Plan applicable to the Executive (the "Disability Effective Date"), provided, however, that (1) in the interim the Executive shall not have returned to full-time performance of the Executive's duties and/or (2) the Executive shall not have delivered to the Committee within 30 days of receipt of a Disability Termination Notice a written objection thereto (an "Objection"). In the event of a timely Objection, any termination of the Executive shall be suspended and the Executive shall be promptly examined by two physicians or other professionals skilled in the relevant field, one selected by the Executive and one by the Committee. Each of the two professionals shall issue a written opinion within 15 days following the completion of his or her examination as to whether the Executive is Disabled in accordance with the definition provided in this Plan. If the two professionals agree, each of the Executive and the Company shall be bound by their joint conclusion. If the two professionals disagree, they shall jointly agree on a third professional to conduct a similar examination. Each of the Executive and the Company shall be bound by the conclusion of such third professional. The Executive agrees to each such examination and to waive any confidentiality rights necessary to allow each of the professionals conducting such examinations to do so. The Company shall pay all fees and costs of all such examinations. In the event of a disagreement as to the determination of the Executive's disability for purposes of a Disability Plan, such disagreement shall be resolved as provided for in such Disability Plan. For purposes of this Plan, the term "Disability" shall mean the material inability of the Executive, due to injury, illness, disease or bodily, mental or emotional infirmity, to carry out the job responsibilities which such Executive held or the tasks to which such Executive was assigned at the time of the incurrence of such Disability, which inability is reasonably expected to be permanent or of indefinite duration exceeding one year.

          6.02 Cause. The Company may terminate an Executive's employment at any
               -----
time for Cause. For purposes of this Plan, "Cause" means: (i) the willful failure of an Executive to perform substantially all of the Executive's duties with the Company (other than any failure resulting from incapacity due to physical or mental illness), after written demand for substantial performance is delivered to the Executive by the Committee or the CEO; (ii) a willful violation of McDonald's rules and policies as in effect from time to time; or (iii) the commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful", unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or an officer of the Company senior in rank to the Executive to whom the Executive reports or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting of the Board called and held upon appropriate notice (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in this paragraph, and specifying the particulars thereof in detail.

          6.03 Good Reason. During the Retention Period and the Transition
               -----------
Period, a Tier I Executive may terminate his employment at any time for Good Reason. For purposes of this Plan, "Good Reason" shall mean:

                    (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as of the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action, provided that any change in status, duties and responsibilities resulting from a change in status from Executive Officer to Transition Officer pursuant to the provisions of this Plan shall not constitute Good Reason; or

                    (ii) the relocation of the Executive's principal place of
               employment to a location outside the greater Chicago metropolitan area.

Notwithstanding the foregoing, a Tier I Executive cannot terminate employment for Good Reason (i) if the Executive consented in writing to the occurrence of the event giving rise to the claim of Good Reason or (ii) unless the Executive shall have delivered a written notice to the Committee within 30 days of his having actual knowledge of the occurrence of such event stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event is not cured within 30 days of the receipt of such notice.

          6.04 Termination of Employment For Any Other Reason. The Company may
               ----------------------------------------------
terminate an Executive's employment at any time by written notice to the Executive in accordance with Section 6.05 of this Agreement of its intention to terminate the Executive's employment for any reason other than death, Disability or Cause.

          6.05 Notice of Termination. Any termination by the Company other than
               ---------------------
for death, or by a Tier I Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with this
Section 6.05. For purposes of this Plan, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined in Section 6.06) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          6.06 Date of Termination. "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company other than for death or Disability, or by the Tier I Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by death, the date of death, and (iii) if the Executive's employment is terminated by reason of Disability, the Disability Effective Date.

                                   Article 7

                  Obligations of the Company upon Termination

          7.01 By an Executive for Good Reason; By the Company Other Than for
               --------------------------------------------------------------
Cause, Death or Disability. If the Company terminates an Executive's employment
--------------------------
other than for Cause, death or Disability or if a Tier I Executive terminates his employment for Good Reason,

                    (i) the Company shall pay the following amounts (collectively, the "Termination Payment") to the Executive in a lump sum in cash within 60 days after the Date of Termination:

                         A.   the Accrued Obligations (as defined below), and

                         B.   the Severance Benefit (as defined below), and

                         C.   the Welfare Benefit (as defined below); and

                    (ii) the Executive shall have the right to exercise the
               following categories of stock options as of his or her Date of Termination and for five years thereafter: (i) all options exercisable as of the Executive's Date of Termination, and (ii) all options that will become exercisable within five years following the Executive's Date of Termination (collectively, the "Exercisable Options"), provided that in no event shall any option be exercised more than ten years after the date of grant.

                  For purposes of this Plan:

                           (a) "Accrued Obligations" shall mean the sum of (1) any unpaid base salary accrued through the Date of Termination unless previously deferred by the Executive pursuant to the terms of an employee benefit plan or arrangement maintained by the Company ("Accrued Salary"), (2) any unpaid annual bonus amounts in respect of any calendar year ended before the Date of Termination (computed by reference to the Target Percentage (as defined below)) ("Earned Bonus"), unless previously deferred by the Executive pursuant to the terms of an employee benefit plan or arrangement maintained by the Company, (3) the product of (x) any annual bonus in respect of any incomplete calendar year (computed by reference to the Target Percentage and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 ("Prorated Bonus"), and (4) any accrued vacation pay, in each case to the extent not previously paid;

                           (b) "Discount Rate" shall mean the interest rate equal to the Prime Rate as reported in The Wall Street Journal, Midwest Edition, as in effect on the Date of Termination;

                           (c) "Severance Benefit" means (x) in the case of a termination of employment which occurs during the Retention Period, a lump sum payment equal to the aggregate of the amounts of the Annual Base Salary, the Annual Bonus and Continued Employment Period Salary which would have been receivable by the Executive if his or her Transition Period commenced on the Date of Termination and he or she had remained employed during the Transition Period and the Continued Employment Period, and (y) in the case of a termination of employment which occurs during the Transition Period or the Continued Employment Period, a lump sum payment equal to the aggregate of the amounts of the Annual Base Salary, the Annual Bonus and Continued Employment Period Salary which otherwise would have been receivable by the Executive if he or she had remained employed during the Transition Period and the Continued Employment Period; with the applicable amount being discounted from its scheduled payment date to the Date of Termination by reference to the Discount Rate,

                           (d) "Target Percentage" shall mean the target percentage which the Executive was eligible to receive under TIP on the day immediately preceding the Change-in-Status Date (or in the absence of a Change-In-

                           Status Date, the day immediately preceding the Date of Termination) without any adjustment, but in no event lower than the Executive's highest target percentage in effect at any time between the Effective Date and the Change-in-Status Date (or in the absence of a Change-In-Status Date, the Date of Termination), provided that the target percentage shall be reduced to reflect any across-the-board reductions implemented by the Committee prior to the Change-in-Status Date (or in the absence of a Change-In-Status Date, the Date of Termination) which reductions affect Company officers generally; and

                           (e) "Welfare Benefit" shall mean a lump sum payment (in lieu of continued participation in the Benefit Plans) equal to an amount equal to the Company's estimated cost of providing the Benefit Plans to the Executive throughout the Transition Period and the Continued Employment Period (as reasonably determinable by the Committee in its sole discretion on the Date of Termination).

                  7.02 Death. If the Executive dies during the Retention Period,
                       -----
the Transition Period or the Continued Employment Period (collectively, the "Periods"), the Company shall have no further obligations to the Executive's legal representatives under this Plan, other than for payment of Accrued Salary, any Earned Bonus and any payment or provision of Other Benefits (as defined in this Section 7.02). Such amounts shall be paid to the Executive's legal representatives in a lump sum in cash within 60 days of death unless deferred in accordance with the terms of an employee benefit plan or arrangement maintained by the Company. Upon death, the Executive's unexercised stock options shall remain subject to the applicable provisions of the related stock option plans and applicable Golden M Certificates (or other applicable award agreements).

                  The term "Other Benefits" as utilized in this Section shall mean benefits equal to the benefits provided by the Company to the estates and beneficiaries of:

                  (i) other Executive Officers of the Company if the Executive dies during the Retention Period,

                  (ii) other officers of the Company who are non-Executive Officers if the Executive dies during the Transition Period, or

                  (iii) other staff employees of the Company if the Executive dies during the Continued Employment Period,

under such plans, programs, practices and policies relating to death benefits, if any, as in effect on the date of the Executive's death.

                  7.03 Disability. If the Executive's employment is terminated
                       ----------
by reason of Disability during any of the Periods, the Company shall not have any further obligations to the

Executive, other than for payment of Accrued Salary, any Earned Bonus and payment or provision of Other Benefits (as defined in this Section 7.03). Such amounts shall be paid to the Executive in a lump sum in cash within 60 days of the Disability Effective Date unless deferred in accordance with the terms of an employee benefit plan or arrangement maintained by the Company. In the event of Disability, the Executive's unexercised stock options shall remain subject to the applicable provisions of the related stock option plans and applicable Golden M Certificates (or other applicable award agreements).

                  The term "Other Benefits" as utilized in this Section shall mean disability and other benefits equal to those generally provided by the Company to:

                  (i) disabled Executive Officers and/or their families if the Executive becomes disabled during the Retention Period,

                  (ii) disabled officers who are not Executive Officers and/or their families if the Executive becomes disabled during the Transition Period, or

                  (iii) disabled staff employees and/or their families if the Executive becomes disabled during the Continued Employment Period,

in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect on the Disability Effective Date.

                  7.04 By the Company for Cause. If an Executive's employment is
                       ------------------------
terminated during any of the Periods by the Company for Cause, the Company shall have no obligation to the Executive pursuant to this Plan other than to pay the Executive his or her Accrued Salary through the Date of Termination and any Earned Bonus. In any such case, all Accrued Salary and Earned Bonus shall be paid to the Executive in a lump sum in cash within 60 days of the Date of Termination unless otherwise deferred by the Executive pursuant to the terms of an employee benefit plan or arrangement maintained by the Company. Upon such termination, the Executive's stock options shall be governed by the express provisions of the related stock option plans and applicable Golden M Certificates (or other applicable award agreements).

                  7.05 By a Tier I Executive Without Good Reason. If a Tier I
                       -----------------------------------------
Executive terminates his employment during the Retention Period or the Transition Period without Good Reason, or during the Continued Employment Period for any reason, the Company shall have no obligation to the Executive pursuant to this Plan other than to pay the Executive his or her Accrued Salary through the Date of Termination and any Earned Bonus. In any such case, all Accrued Salary and Earned Bonus shall be paid to the Executive in a lump sum in cash within 60 days of the Date of Termination unless otherwise deferred by the Executive pursuant to the terms of an employee benefit plan or arrangement maintained by the Company. Upon such termination, the Executive's stock options shall be governed by the express provisions of the related stock option plans and applicable Golden M Certificates (or other applicable award agreements).

                  7.06 By a Tier II Executive for any Reason. If a Tier II
                       -------------------------------------
Executive terminates his employment during any of the Periods for any reason or no reason, the Company shall have no obligation to the Executive pursuant to this Plan other than to pay the Executive his or her Accrued Salary through the Date of Termination and any Earned Bonus. In any such case, all Accrued Salary and Earned Bonus shall be paid to the Executive in a lump sum in cash within 60 days of the Date of Termination unless otherwise deferred by the Executive pursuant to the terms of an employee benefit plan or arrangement maintained by the Company. Upon such termination, the Executive's stock options shall be governed by the express provisions of the related stock option plans and applicable Golden M Certificates (or other applicable award agreements).

                                   Article 8

                      Requirement of Effective Releases;
                  Integration with Other Separation Benefits

                  8.01 Releases as a Condition to Plan Benefits. It shall be a
                       ----------------------------------------
condition to an Executive's right to receive any benefits pursuant to this Plan that the Executive shall execute and deliver to the Company the following releases in the form provided by the Company (each, a "Release"):

                           (i) in the case of Transition Benefits, a Release with respect to the period ended on the Change-in-Status Date,

                           (ii) in the case of Continued Employment Benefits, a Release with respect to all periods ended on or before the last day of the Transition Period, and

                           (iii) in the case of the Termination Payment, a
                  Release with respect to all periods ended on the Date of Termination.

                  8.02 Form of Release. Each Release shall provide among other
                       ---------------
things that the Executive understands, intends and agrees that the agreement he or she is signing constitutes full, complete and final satisfaction of all claims, demands, lawsuits or actions of any kind, whether known or unknown, against the Company or its subsidiaries, divisions, affiliates and related companies (collectively "McDonald's") or their respective directors, officers or employees (with McDonald's collectively the "Released Persons') and that the Executive forever releases each Released Person from all such matters. This includes, but is not limited to, a release of claims, demands, lawsuits and actions of any kind relating to any employment or application for employment or franchise, claims relating to resignation and/or cessation of employment, claims alleging breach of contract of any tort, claims for wrongful termination, defamation, intentional infliction of emotional distress, personal injury, violation of public policy and/or negligence related to employment or resignation, claims under Title VII of the Civil Rights Act of 1964, as amended,
Section 1981 of the Civil Rights Act of 1866, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the

Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Illinois Human Rights Act, or any other state, Federal or local law prohibiting discrimination, and claims based on any other law, regulation, or common law, whether before any Federal, state or local agency, in any court of law or before any other forum.

                  8.03 Other Separation Benefits. The Releases will also provide
                       -------------------------
that (i) the payments or benefits provided for hereunder shall be in lieu of any payments, benefits or arrangements to which the Executive might otherwise be entitled to under any plan or arrangement which provides for severance or separation ("Other Separation Benefits") and, that (ii) the Executive waives any and all rights and claims that he or she may then or thereafter have to (A) any Other Separation Benefits and (B) retiree status under any of the Company's stock option plans.

                  8.04 Effect of Claim. If an Executive (i) files a lawsuit,
                       ---------------
charge, complaint or other claim asserting any claim or demand within the scope of his or her Releases, (ii) fails to execute and deliver a Release required pursuant to Section 8.01, or (iii) purports to revoke any of the Releases, the Company shall retain all rights and benefits of the Releases, and in addition, shall be entitled to cancel any and all future obligations under this Plan and recoup the value of all payments and benefits under this Plan, together with the Company's costs and reasonable attorney's fees. In addition, the Company shall be entitled to pursue any other remedy available to enforce the terms of the Releases and Noncompetition Agreement described in Article 9.

                                   Article 9

                    Requirement of Noncompetition Agreement

                  9.01 Noncompetition Agreement as a Condition to Plan Benefits.
                       --------------------------------------------------------
It shall be a condition to receive Transition Benefits, Continued Employment Benefits and the Severance Benefit under this Plan that the Executive shall have signed a confidentiality and noncompetition agreement in the form provided by the Company as substantially described in this Article 9 (the "Noncompetition Agreement"). The failure or refusal of an Executive to sign such a Noncompetition Agreement shall disqualify the Executive from receiving any benefits under this Plan.

         9.02  Form of Noncompetition Agreement.
               --------------------------------

         (a) Confidentiality. Each Executive's Noncompetition Agreement shall provide that:

                           (i) the Executive acknowledges that it is the policy of McDonald's to maintain as secret and confidential all valuable and unique tangible and intangible information and techniques acquired, developed or used by McDonald's relating to its business, operations, employees and customers, which gives McDonald's a competitive advantage in the businesses in which McDonald's is engaged ("Confidential Information").

                           (ii)  the Executive recognizes that all such
                           Confidential Information is the sole and exclusive property of McDonald's, and that disclosure of Confidential Information would cause significant damage to McDonald's; and

                           (iii) the Executive shall not, without the prior written consent of the Company, use, disclose, furnish or make accessible to any person, firm, corporation, partnership or other entity of any kind (collectively, "Person") any Confidential Information obtained during the Executive's employment with McDonald's at any time (including, without limitation, during or after the Retention Period, the Transition Period or the Continued Employment Period) for so long as such information is valuable and unique except (A) with the prior written consent of McDonald's in respect of such disclosure, (B) as required by the duties of the Executive's employment with McDonald's, (C) in connection with the Executive's good-faith enforcement of his or her rights under this Plan, or (D) if the Executive reasonably and in good faith believes that he or she is compelled by law or by a court or governmental agency by a proper proceeding; provided that the Executive, to the extent not prohibited from doing so by applicable law or court order, shall give the Company written notice of the Confidential Information to be so disclosed pursuant to clause (C) or (D) of this sentence as far in advance of its disclosure as is lawful and practicable, shall cooperate (at the Company's sole expense) with the Company in its efforts to protect the information from disclosure, and shall limit his or her disclosure of such Confidential Information to the minimum disclosure required by law or court order unless the Company agrees in writing to a greater level of disclosure.

                  (b) Noncompetition. Each Executive's Noncompetition Agreement will also provide that the Executive will not, at any time during the period specified in Section 9.02(c), directly or indirectly:

                           (i) in any capacity, engage or participate in, or become employed by or render advisory or consulting or other services in connection with any Prohibited Business (as defined in Section 9.03), provided that nothing in this Section 9.02(b) shall preclude an Executive from performing services on behalf of an investment banking or commercial banking, auditing or consulting firm so long as he or she is not engaged in rendering services to or soliciting business of a Prohibited Business;

                           (ii) make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Prohibited Business, provided that nothing in this Section 9.02(b) shall restrict the Executive from owning, of record or beneficially, up to one percent of the outstanding voting securities of any publicly traded corporation; provided that such investment does not create a conflict of interest between the Executive's duties hereunder and the Executive's interest in such investment;

                           (iii) employ any employee of McDonald's (with the exception of the Executive's administrative assistant) or any Person who was employed by the Company within 180 days of such hiring; or

                           (iv) interfere with McDonald's relationship with, or endeavor to entice away from McDonald's any employees (other than the Executive's administrative assistant), customers, vendors or suppliers, franchisees or business partners of the Company.

                  (c) Restrictive Period. The Noncompetition Agreement shall provide that the covenants described in Section 9.02(b) shall remain in effect
(i) at all times during an Executive's Transition Period and Continued Employment Period and (ii) if the Executive's employment is terminated by the Company or by the Executive for any reason or for no reason during the Transition Period or the Continued Employment Period, for two years after the Date of Termination (but in no event after the end of the Continued Employment Period).

                  9.03 Prohibited Business. For purposes of this Plan,
                       -------------------
"Prohibited Business" means any Person (and any branches, offices or operations thereof) that is a material and direct competitor of McDonald's in any country in the world or in any state of the United States, but shall not include any Person which is not one of the 15 or fewer Persons designated as a Prohibited Business on Annex A attached to the Executive's Noncompetition Agreement.

                  9.04 Remedy. (a) Injunctive Relief. The Noncompetition
                       ------
Agreement shall also provide that:

                           (i) in recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by the Noncompetition Agreement, it would be impossible to measure solely in money the damages which the Company would suffer if the Executive were to breach any of his obligations under such Agreement;

                           (ii) any breach of any such provisions of the Noncompetition Agreement would irreparably injure the Company;

                           (iii) if the Executive breaches any of the provisions of the Noncompetition Agreement, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under the Noncompetition Agreement or otherwise, to an injunction issued by a court of competent jurisdiction, to restrain any breach or threatened breach, of such provisions, and the Executive waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

                  (b) Effect on Other Benefits. Each Executive's Noncompetition Agreement shall also provide that, in the event of a breach by such Executive of the provisions of his or her Noncompetition Agreement excluding for this purpose an isolated, insubstantial and inadvertent action, the Company shall be entitled to (i) discontinue any and all payments and other benefits to which the Executive or his or her beneficiaries would otherwise be entitled pursuant to this Plan, (ii) terminate any and all unexercised stock options then held by the Executive or by any transferee of the Executive, (iii) require the Executive to repay to the Company the aggregate amount of cash payments received by the Executive from the Company pursuant to this Plan during the period commencing on the Executive's Change-in-Status Date and ending on the date on which the Company requests such repayment (the "Recovery Period") and (iv) require the Executive to pay to the Company (A) with respect to stock options that were not vested as of the Executive's Change-in-Status Date, the aggregate amount of gain recognized by the Executive during the Recovery Period as the result of the exercise by the Executive or by any transferee of the Executive of such stock options, and (B) with respect to stock options that were vested as of the Executive's Change-in-Status Date, an amount equal to the positive difference, if any, of (I) the aggregate amount of gain recognized by the Executive during the Recovery Period as the result of the exercise by the Executive or by any transferee of the Executive of such stock options ("Exercised Options"), minus
(II) the amount of gain that would have been recognized by the Executive had the Exercised Options been exercised as of the Executive's Change-in-Status Date.

                                  Article 10

                         Legal Fees and Other Expenses

                  If an Executive incurs legal and other fees or other expenses in a good faith effort to obtain benefits under this Plan, regardless of whether the Executive ultimately prevails, the Company shall reimburse the Executive on a monthly basis upon the written request for such fees and expenses to the extent not reimbursed under the Company's officers and directors liability insurance policy, if any. The existence of any controlling case or regulatory law which is directly inconsistent with the position taken by the Executive shall be evidence that the Executive did not act in good faith.

                  Reimbursement of legal fees and expenses shall be made monthly upon the written submission of a request for reimbursement together with evidence that such fees and expenses are due and payable or were paid by the Executive. If the Company shall have reimbursed the Executive for legal fees and expenses and it is later determined that the Executive was not acting in good faith, all amounts paid on behalf of, or reimbursed to, the Executive shall be promptly refunded to the Company.

                                  Article 11

                    Amendment and Termination of this Plan

                  This Plan shall be effective on the Effective Date and shall remain in effect until the later of (i) October 1, 2004, or (ii) a date that is two years after the date on which the Company gives written notice to all Executives of its intention to terminate the Plan. The Company has the right to amend this Plan in whole or in part at any time; provided that no amendment of this Plan shall be effective as to any Executive who is or may reasonably be expected to be materially adversely affected thereby (an "Affected Executive") until the later of (i) October 1, 2004, or (ii) a date that is two years after the date on which the Company gives written notice to all Affected Executives of its intention to adopt such amendment. Notwithstanding the foregoing, no Plan termination or amendment shall become effective during the Transition Period or Continued Employment Period as to any Affected Executive. Any purported Plan termination or amendment in violation of this Section 11 shall be void and of no effect. Notwithstanding the foregoing, any Executive may consent in writing to any amendment or termination of this Plan.

                                  Article 12

                           Miscellaneous Provisions

                  12.01 Successors. This Plan shall be binding upon the Company
                        ----------
and its successors and assigns. Subject to satisfaction of the conditions set forth in Sections 3, 4, 5 and 8, the Plan shall inure to the benefit of the Executives and their respective successors, heirs and permitted assigns.

                  12.02 Executive Information. Each Executive shall notify the
                        ---------------------
Committee of his or her mailing address and each change of mailing address to the extent that he or she has not previously informed the Company thereof. In addition, each Executive shall furnish the Committee with any other information and data that the Committee reasonably considers necessary for the proper administration of this Plan. The information provided by the Executive under this Section shall be binding upon the Executive, his or her dependents and any beneficiaries for all purposes of this Plan. The Committee shall be entitled to rely on any representations regarding personal facts made by a Executive, his or her dependents or beneficiaries, unless it has knowledge that such representations are false.

                  12.03 Payments to Beneficiary. If an Executive dies before
                        -----------------------
receiving amounts to which he is entitled under this Plan, such amounts shall be paid to the Beneficiary (as defined below) or if none, to the Executive's estate. If a Beneficiary dies before complete payment of any benefits attributable to a deceased Executive, the remaining benefits shall be paid the Beneficiary's estate. For purposes of this Plan, a Beneficiary shall mean any Person or Persons, including any entity which is tax-exempt under Section 501(c)(3) of the Internal Revenue Code, designated in writing by an Executive.

                  12.04 Notices. Any notice, request, election, or other
                        -------
official communication under this Plan shall be in writing and shall be delivered personally, by courier service, by registered or certified mail, return receipt requested or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows: (i) if to the Company, McDonald's Corporation, One McDonald's Plaza, Oak Brook IL 60523, Attention: Corporate Secretary, and (ii) if to an Executive, the last mailing address as specified by the Executive in accordance with Section 12.02.

                  12.05 No Employment Contract. The existence of this Plan shall
                        ----------------------
not confer any legal or other rights upon any Executive to a continuation of employment. The Company and each successor thereof reserves the right to terminate the employment of any Executive, with or without cause, at any time, notwithstanding the existence of this Plan.

                  12.06 Non-Alienation. Except to the extent expressly permitted
                        --------------
by law, no Executive shall have the right to assign, transfer or anticipate an interest in any benefit under this Plan.

                  12.07 Severability. If any one or more articles, sections or
                        ------------
other portions of this Plan are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

                  12.08 No Waiver. An Executive's failure to insist upon strict
                        ---------
compliance with any provision of this Plan shall not be deemed a waiver of such provision or any other provision of this Plan. An Executive may waive any or all of the provisions of this Plan only by signing a document to that effect. A waiver of any provision of this Plan shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

                  12.09 Governing Law. To the extent not preempted by federal
                        -------------
law, this Plan shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to any otherwise applicable conflicts of law or choice of law principles.

                  12.10 Construction. Any masculine personal pronoun shall be
                        ------------
considered to mean also the corresponding feminine or neuter personal pronoun, as the context requires. The singular and plural forms of any term used in this Plan shall be interchangeable, as the context requires.

                  12.11 Captions. The captions of the Sections and Articles of
                        --------
this Plan are not a part of the provisions hereof and shall have no force or effect.

                  Executed as of this 20th day of March 2001.

                                   McDonald's Corporation


                                   By: /s/ Robert N. Thurston
                                   -------------------------
                                   Robert N. Thurston
                                   Chairman, Compensation Committee Of the Board of Directors of McDonald's Corporation

                                  Appendix A

Tier I Executives
-----------------

Jack Greenberg
Jim Cantalupo

Tier II Executives
------------------

Claire Babrowski
Mike Conley
Alan Feldman
Jeff Kindler
Jim Skinner
Stan Stein

Start Dates
-----------

Tier I Executives: April 29, 1998
Tier II Executives: October 1, 1998

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